Exhibit 99.1

The First Bancshares, Inc. Announces Extension of Exchange Offer

HATTIESBURG, Miss.--(BUSINESS WIRE)--January 21, 2021--The First Bancshares, Inc. (NASDAQ: FBMS) (“First Bancshares” or the “Company”), the holding company for The First, A National Banking Association, announced today that it has extended its offer to exchange any and all of the $65 million in aggregate principal amount of 4.25% Fixed-to-Floating Rate Subordinated Notes due 2030 that the Company issued in a private placement on September 25, 2020 (the “Old Notes”) for a like principal amount of subordinated notes with identical terms that have been registered under the Securities Act of 1933, as amended.

The exchange offer, which had been scheduled to expire on January 20, 2021 at 11:59 p.m., New York City time, will now expire at 5:00 p.m., New York City time, on January 28, 2021, unless further extended by First Bancshares. All other terms, provisions and conditions of the exchange offer will remain in full force and effect. U.S. Bank National Association is serving as exchange agent for the exchange offer.

First Bancshares said it has been informed by the exchange agent that, as of January 20, 2020 at 5:00 p.m., New York City time, $64,500,000 in aggregate principal amount of the Old Notes had been tendered in the exchange offer. This amount represents approximately 99% of the Old Notes.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The indebtedness evidenced by the notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, the First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Additional information is available on the Company’s website: www.thefirstbank.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements can be identified by the use of words such as “may,” “depend,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential”, or the negative of these terms or other comparable terminology. Forward-looking statements represent management’s beliefs with regard to the matters addressed, based upon information available at the time the statements are made; they are not guarantees of future performance, and they should they not be relied upon as representing management’s views as of any date subsequent to the date first made. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could affect the forward-looking statements in this release include the Company’s ability to continue to generate strong earnings and maintain a strong capital position as it faces the challenge of the ongoing COVID-19 pandemic, public perception and regulatory guidance regarding share repurchase programs, the market price of the Company’s common stock, and other opportunities that the Company may determine to pursue. Additional factors affecting forward-looking statements can be found in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Annual Reports on Form 10-K for the year ended December 31, 2019, and other documents subsequently filed by the Company with the SEC. No forward-looking statement can be guaranteed. The Company expressly disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Contacts

For additional information, contact:
M. Ray “Hoppy” Cole, Jr.
Chief Executive Officer

Dee Dee Lowery
Chief Financial Officer
(601) 268-8998